EXHIBIT 3.1






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                                                                        Entity #
                                                                   E0374822006-9
                                                                Document Number:
                                                                  20060308262-29

                                                                     Date Filed:
                                                            5/12/2006 7:10:35 AM
                           Articles of Incorporation
            (Pursuant to Article 78 of the Nevada Revised Statutes)

                                                                In the office of
                                                                     Dean Heller
                                                              Secretary of State

1. Name of Corporation:

            Tara Minerals Corp.

2. Resident Agent Name and Street Address:

            Corporate Capital Formation, Inc.
            2724 Otter Creek Ct., #101
            Las Vegas, NV 89117

3. Shares:

            75,000,000

4. Names and Addresses of Board of Directors/Trustees:

            Roger Coleman
            2724 Otter Creek Ct., #101
            Las Vegas, NV 89117

5. Purpose:

            All lawful purposes.

6. Names, Address and Signature of incorporator:

            Roger Coleman
            2724 Otter Creek Ct., #101
            Las Vegas, NV 89117

7. Certificate of Acceptance of Appointment of Resident Agent:

     I hereby accept appointment as Resident Agent for the above named corporation.

      /s/ Roger Coleman